Exhibit 4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of TearLab Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Joint Filing Agreement.

Dated: May 21, 2020

CR Group L.P.
Capital Royalty Partners II L.P.
Capital Royalty Partners II (Cayman) AIV L.P.
Capital Royalty Partners II – Parallel Fund “A” L.P.
Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P.
Parallel Investment Opportunities Partners II, L.P.

By:	/s/ Nathan D. Hukill
Authorized signatory for CR Group L.P.,
Capital Royalty Partners II L.P.,
Capital Royalty Partners II (Cayman) AIV L.P.,
Capital Royalty Partners II – Parallel Fund “A” L.P.,
Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., and Parallel Investment Opportunities Partners II, L.P.

/s/ Nathan D. Hukill
Nathan D. Hukill